                                                                   Exhibit 10.15


                                 OFFICE LEASE

                                    BETWEEN

               METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK
                            CORPORATION (LANDLORD)

                                      AND

                PLAN VISTA CORPORATION, A DELAWARE CORPORATION
                                   (TENANT)



                            DATED:  JANUARY 9, 2002

                                 OFFICE LEASE

                                  ARTICLE ONE
                            BASIC LEASE PROVISIONS


1.01 BASIC LEASE PROVISIONS - In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

          BUILDING AND ADDRESS:
          --------------------
          One MetroCenter
          4010 Boy Scout Boulevard
          Tampa, Florida 33607

          LANDLORD AND ADDRESS:
          --------------------
          METROPOLITAN LIFE INSURANCE COMPANY, A NEW YORK CORPORATION c/o Taylor&Mathis
          4010 Boy Scout Boulevard, Suite 160
          Tampa, Florida 33607

          TENANT AND CURRENT ADDRESS:
          PLAN VISTA CORPORATION, A DELAWARE CORPORATION
          Post Office Box 30216
          ---------------------
          Tampa, FL  33630-3216
          ---------------------

          DATE OF LEASE: January 9, 2002
                         ---------------

          LEASE TERM: Thirty-six (36) months
                      ----------------------

          COMMENCEMENT DATE: February 1, 2002
                             ----------------

          EXPIRATION DATE: January 31, 2005
                           ----------------

          MONTHLY BASE RENT:

                        Period from /to                    Rate/Per RSF         Monthly            Annually
                        ---------------                    ------------         -------            --------
               February 1, 2002-January 31, 2003              $22.00           $15,106.67        $181,280.04
               February 1, 2003-January 31, 2004              $22.66           $15,559.87        $186,718.44
               February 1, 2004-January 31, 2005              $23.34           $16,026.80        $192,321.60

          RENTABLE AREA OF THE BUILDING: 240,325 square feet
                                         -------

          RENTABLE AREA OF THE PREMISES: 8,240 square feet
                                         -----

          SECURITY DEPOSIT: One hundred twenty-five thousand and 00/1000 Dollars
                            ----------------------------------------------------
          ($125,000.00) or as described in Article Five of this Lease.
          -----------------------------------------------------------

          LETTER OF CREDIT: A clean, irrevocable and unconditional Letter of
                            ------------------------------------------------
          Credit whose initial amount shall be equal to One hundred twenty-three
          ----------------------------------------------------------------------
          and 00/100 Dollars ($123,000) or Two Hundred twenty-three thousand and
          ----------------------------------------------------------------------
          00/100 Dollars as described in Article Five of this Lease.
          ---------------------------------------------------------

          SUITE NUMBER OF PREMISES: Suite 200
                                    ---------

          TENANT'S SHARE: 3.4287  %
                          --------

          TENANT'S USE OF PREMISES: Executive and administrative offices for a
                                    ------------------------------------------
          provider of health administrative services.
          ------------------------------------------

1.02 ENUMERATION OF EXHIBITS - The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A.    Plan of Premises
EXHIBIT A-1.  The Additional Space
EXHIBIT B.    Work Letter Agreement
EXHIBIT C.    Rules and Regulations
EXHIBIT D.    Legal Description

1.03 DEFINITIONS - For purposes hereof, the following terms, when capitalized in this Lease, shall have the following meanings:

          AFFILIATE: Any corporation or other business entity which is currently, or hereinafter during the term of this Lease, owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

          ADJUSTMENT YEAR: The calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

          BUILDING: The office building located at 4010 Boy Scout Boulevard,
                                                   -------------------------
Tampa, FL 33607          .
-------------------------

          BUILDING GRADE: (i) the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, as the case may be, the exclusive type, grade or quality of material to be used in the Building; and (ii) the standard method of construction and installation technique to be used in the Building.

          COMMENCEMENT DATE: The date specified in Article 1.01 as the Commencement Date, unless changed by operation of Article Two.

          COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

          DECORATION: Tenant Improvements which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including, without limitation, its electrical, mechanical, plumbing and security and life/safety systems.

          DEFAULT RATE: The lesser of eighteen percent (18%) per annum or the maximum rate allowed by the laws of the state in which the Building is located.

          ENVIRONMENTAL LAWS: Any state, federal or other Law governing the use, storage, disposal or generation of any Hazardous Material, as defined by any such Law, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and the Resource Conservation and Recovery Act of 1976, as amended.

          EXPIRATION DATE: The date specified in Article 1.01 unless changed by operation of Article Two.

          FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including, but not limited to, energy shortages or governmental preemption in connection with a national emergency, or by reason of government laws or any rule, order or regulation of any department or subdivision thereof or any governmental agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

          HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated byphenyls.

          INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

          LAND: The parcels of real estate on which the Building is located more particularly described on Exhibit E attached hereto.

          LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Work Letter Agreement attached hereto as Exhibit B.

          LAWS: All laws, ordinances, rules, regulations and other requirements adopted by any governmental body, or agency or department having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

     LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

     LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

     LETTER OF CREDIT: Clean, irrevocable, unconditional letter of credit in a form acceptable to Landlord in its sole discretion issued by a bank approved by Landlord as described in Article 5.02.

     MONTHLY BASE RENT: The monthly rent specified in Article 1.01.

     MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

     NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord or the janitorial and other unions servicing the Building in accordance with their contracts.

     OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property or the Premises (including but not limited to the amortized portion of any capital expenditure or improvement, together with interest thereon). Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Building, (ii) costs of capital improvements to the Building (except for amortized portion of capital improvements installed for the purpose of reducing or controlling Operating Expenses or complying with applicable
Laws), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs of Landlord reimbursed by insurance proceeds, (ix) expenses incurred in negotiating leases of other tenants in the Building or enforcing lease obligations of other tenants in the Building and (x) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses. If any Operating Expense, though paid in one year, relates to more than one calendar year, at option of Landlord such expense may be proportionately allocated among such related calendar years.

     PREMISES: The space located in the Building described in Article 1.01 and depicted on Exhibit A attached hereto.

     PROPERTY: The Building, the Land, any other improvements located on the Land, including, without limitation, any parking structures and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with and of the foregoing.

     REAL PROPERTY: The Property excluding any personal property.

     RENT: Collectively, Monthly Base Rent, Storage Space Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease, including all sales and use taxes levied or assessed against all rental payments due under this Lease.

     RENTABLE AREA OF THE BUILDING: 240,325 square feet, which represents the
                                    -------
sum of the rentable area of all office space in Building.

     RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in 1.01.

     RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

     SECURITY DEPOSIT: The funds specified in Article 1.01, if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

     SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor, insubstantial or punchlist details of construction, decoration or mechanical adjustments which remain to be done.

     TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components, or any personal property used in connection therewith, which shall also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed or become a lien during such year, whether or not such taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

      TENANT ADDITIONS: Collectively, Tenant Work and Tenant Improvements.

      TENANT IMPROVEMENTS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (whether done as part of Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to Article 6.01(b).

      TENANT DELAY: Any event or occurrence which delays the completion of the Landlord Work which is caused by or is described as follows:

           (i) special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after Tenant's approval of the plans and specifications (as described in the Work Letter);

           (ii) Tenant's delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

           (iii) failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant's expense; or

           (iv) the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises.

      TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Work Letter.

      TENANT'S SHARE: The percentage specified in Article 1.01 which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. With regard to Operating Expense escalations, Tenant's share shall be determined with respect to each item of expense by dividing (a) the Rentable Area of the Building not subject to separate assessment or billing with respect to said item of expense into (b) the total of such item of expense and (c) multiplying the resulting quotient by the Rentable Area of the Premises.

      TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date, unless sooner terminated as provided in this Lease.

      TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

      WORK LETTER: The agreement regarding the manner of completion of Landlord Work and Tenant Work attached hereto as Exhibit B.

                                  ARTICLE TWO
                 PREMISES, TERM AND FAILURE TO GIVE POSSESSION

2.01 LEASE OF PREMISES - Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of delivery of possession.

2.02  TERM -

      The term of this Lease shall commence on February 1, 2002 (the " Commencement Date") and shall terminate on January 31, 2005 (the "Expiration Date").

2.03 FAILURE TO GIVE POSSESSION - If the Landlord shall be unable to give possession of the Premises on the Commencement Date by reason of the following:
( i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the term shall be extended by the period of time possession is delayed.

2.04 AREA OF PREMISES - Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling, and are not subject to revision after the date of this Lease.

2.05 CONDITION OF PREMISES - Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion of the Landlord Work of any defects in the Premises claimed by Tenant or in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "as is" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice unless Landlord disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, the decision of Landlord's architect shall be final and binding on the parties. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Work Letter.

                                 ARTICLE THREE
                                     RENT

Tenant agrees to pay to Landlord at the property manager's office specified in
Article 1.01, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction whatsoever, Rent, including, without limitation, Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent, plus all applicable sales and use tax, shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent, plus all applicable sales and use tax, shall be paid by Tenant to Landlord on the Commencement Date. Monthly Base Rent, plus all applicable sales and use tax, shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

                                 ARTICLE FOUR
                         RENT ADJUSTMENTS AND PAYMENTS

4.01  RENT ADJUSTMENTS -

(a) In addition to the monthly base rent, as the same is adjusted, Tenant shall pay to Landlord as additional rent, Tenant's pro rata share of the amount by which the annual Operating Expenses incurred by Landlord during each successive calendar year after the Base Year (as hereinafter defined) in connection with the ownership, operation, maintenance and management of the Building and the Property exceed the Operating Expenses incurred during the "Base Year"; Tenant's share ("Tenant's Share") of any such increase in the Operating Expenses (the "Excess Expenses") shall be determined with respect to each item of expense by dividing (a) the Rentable Area of the Building not subject to separate assessment or billing with respect to said item of expense into (b) the total of such item of expense and (c) multiplying the resulting quotient by the Rentable Area of the Premises.

(b) Tenant's obligation to pay its Tenant's Share of the Excess Expenses shall commence as of the beginning of the first full calendar year following the calendar year of the Commencement Date (the "Base Year"). For the purposes of this Lease, the "Base Year" is understood to be the calendar year 2002.
                                                                  ----

(c) The Operating Expenses shall be determined in accordance with sound accounting principles consistently applied.

(d) Promptly following the beginning of each calendar year occurring during the term of this Lease subsequent to the Base Year, and during any extension or renewal of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Landlord's projection of the Operating Expenses for the then current calendar year and (ii) Tenant's Share of the Excess Expenses, based on the portion of such calendar year during which this Lease is in effect. Tenant's Share of the projected Excess Expenses shall be payable as additional rent in equal monthly installments due on the first day of each calendar month for the remaining months of such calendar year.

(e) Commencing with Landlord's statement delivered at the beginning of the first full calendar year following the Base Year occurring during the term of this Lease, Landlord shall also set forth (i) the actual amount of the Operating Expenses incurred during the preceding calendar year, and (ii) any underpayment or overpayment by Tenant based on Tenant's monthly payment(s) (if any) of Tenant's Share of the projected Excess Expenses made during the preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall, at Landlord's option, either be (i) paid to Tenant within thirty (30) days of delivery of Landlord's statement or (ii) applied to Tenant's Share of the Excess Expenses as projected for the ensuring calendar year.

(f) The Security Deposit shall be held by Landlord as security for the performance by Tenant of its obligation to promptly pay its Excess Expenses for the final calendar year as provided above. In the event Tenant fails to make such payment within thirty (30) days of delivery of the invoice for Tenant's Share of Excess Expenses for such year, the amount of the invoice shall be deducted from the Security Deposit.

4.02 STATEMENT OF LANDLORD - Within a reasonable period of time following the end of the calendar year in which the Lease Term expires, Landlord shall deliver to Tenant a statement setting forth (i) Tenant's Share of the actual Operating Expenses incurred during the final calendar year of the Lease Term, up to and including the expiration date of the Lease Term, and (ii) any underpayment or overpayment of Tenant's Share of the projected Excess Expenses made during that final calendar year. In the event of any underpayment, Tenant shall promptly pay the full amount thereof to Landlord. If Tenant has overpaid, Landlord shall promptly reimburse Tenant the full amount of such overpayment. The respective obligations of the parties hereto pursuant to this Article 4.01 shall survive the termination of this Lease.

4.03 BOOKS AND RECORDS - Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located) shall have the right, for a period of thirty (30) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein, shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.04 PARTIAL OCCUPANCY - For purposes of determining Rent Adjustments for any Adjustment Year if the Building is not fully rented during all or a portion of any year, Landlord may make appropriate adjustments to the Operating Expenses for such Adjustment Year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year. In the event that the Real Property is not fully assessed for any year, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed. In the event any other tenant in the Building provides itself with a service which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

                                 ARTICLE FIVE
                     SECURITY DEPOSIT AND LETTER OF CREDIT

5.01  SECURITY DEPOSIT -   Tenant concurrently with the execution of this Lease
shall pay to Landlord the Security Deposit. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. The failure to so replenish the Security Deposit shall be a Default hereunder. Landlord shall not pay any interest on the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, and provided Tenant has complied with all of its obligations hereunder, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the security deposit shall terminate.

If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant, in accordance with applicable law, after the following:

      (a)      the expiration of the term of this Lease;

      (b)      the removal of Tenant and its property from the Premises;

      (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and

      (d) the payment by Tenant of any outstanding Rent, including, without limitation, all Rent Adjustments due pursuant to the Lease as computed by Landlord.

5.02 LETTER OF CREDIT - In addition to the Security Deposit described in Article
5.01 of this Lease, Tenant, on or before March 31, 2002, shall deposit with Landlord as an additional security deposit (the "Additional Security Deposit") a clean, irrevocable and unconditional letter of credit in a form acceptable to Landlord in its sole discretion ("Letter of Credit") issued by a bank approved by Landlord in its sole judgment (hereinafter referred to as the "Bank") in favor of Landlord, in the amount of One hundred twenty-three thousand and 00/100 Dollars ($123,000.00) or Two hundred twenty-three thousand and 00/100 Dollars ($223,000) as additional security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. If the Letter of Credit deposited by Tenant to Landlord is in the amount of Two hundred twenty-three thousand and 00/100 Dollars ($223,000.00), Lanldord shall return to Tenant One hundred thousand and 00/100 Dollars ($100,000.00) of the Security Deposit described in Article 5.01. The Letter of Credit shall have a term which expires no sooner than the Expiration Date, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than sixty (60) days written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such Letter of Credit, a new Letter of Credit which meets the requirements of this
Article 5.02 If Tenant defaults in respect to any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit, and (ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Rent or any other sum as to which Tenant is in default, and (iii) Landlord or any Superior Mortgagee shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, for Landlord's benefit, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the cash amount deposited by Tenant, Tenant within five (5) business days after demand, shall deposit with Landlord or its designee the amount so applied or retained so that Landlord or its designee shall have the full deposit on hand at all times during the Term of this Lease (and any extension). Tenant's failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease.

Tenant, at any time during the term hereof (including any extension and including prior to the Commencement Date, but at least sixty (60) days prior to the expiration of the Letter of Credit, may deposit with Landlord the equivalent cash amount as security hereunder in lieu of the Letter of Credit. Landlord shall have all of the same rights with respect to such cash security as Landlord has hereunder with respect to the Letter of Credit, and Tenant shall have the same obligations with respect to the deposit of additional funds with Landlord if Landlord applies or retains all or any portion of such cash security as provided in the previous subsection. Landlord shall not be required to deposit such cash in a segregated, interest bearing account.

In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit, Security Deposit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee, and Landlord thereupon shall be released by Tenant from all liability under this Article 5. Tenant agrees to cooperate with Landlord, if required, in the transfer of the Letter of Credit to such transferee, vendee or lessee. Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or Security Deposit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security deposit held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

                                  ARTICLE SIX
                                   SERVICES

6.01  LANDLORD'S GENERAL SERVICES -

(a) So long as the Lease is in full force and effect and Tenant has paid all Rent then due, Landlord shall furnish the following services:

      (1) heat and air-conditioning in the Premises, Monday through Friday from 7:00 A.M. to 6:00 P.M., Saturday, from 8:00 A.M. to 1:00 P.M., excluding National Holidays, as necessary in Landlord's reasonable judgment for the comfortable occupancy of the Premises under normal business operations, subject to compliance with all applicable voluntary and mandatory regulations and laws;

      (2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

      (3) customary cleaning and janitorial services in the Premises five days a week, excluding National Holidays;

      (4) washing of the outside windows in the Premises weather permitting at intervals determined by Landlord;

      (5) automatic passenger elevator service in common with other tenants of the Building and freight elevator service subject to reasonable scheduling by Landlord and payment of Landlord's standard charges.

      (6) routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard;

      (7) subject to the provisions of Article 6.02 hereof, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises;

      (8) all fluorescent bulb replacement in the Premises necessary to maintain the lighting provided as a part of the Tenant Improvements and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas;

      (9) security in the form of limited access to the Building during other than normal business hours shall be provided in such form as Landlord deems appropriate. Security will be provided twenty-four hours per day, seven days per week, the cost of which is to be included as part of Operating Expenses. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

(b) Wherever heat generating machines or equipment are used by Tenant in the Premises, the following additional provisions shall apply:

      (1) If the use of such machinery exceeds the limits established in Exhibit C thereby affecting the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load exceeds the standards set forth in Exhibit C, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all costs and expenses related to the installation, maintenance and operation of such units.

      (2) Tenant shall pay Landlord at rates fixed by Landlord for all tenants in the Building, charges for all water furnished to the Premises for other purposes, including the expenses of installation of a water line, meter and fixtures.

6.02  ELECTRICAL SERVICES -

(a) Tenant's use of electrical services furnished by Landlord shall be subject to the following:

      (1) Tenant's electrical requirements shall be restricted to that equipment which individually does not have a name plate rating greater than 16 amps at 120 volts, single phase. Collectively, Tenant's leased Premises shall not have a computed electrical load for overhead lighting and equipment greater than four and one-half (4.5) watts per square foot of usable area.

      (2) Tenant's overhead lighting shall not have a design load greater than an average of two (2) watts per square foot of Rentable Area of the Premises.

      (3) Tenant will not install or connect any electrical equipment which in Landlord's opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord's prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, or other data, communications, or electronic equipment to the Building's electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord, on demand, the cost of the design, installation and maintenance of the facilities required to provide such additional or special electrical power or circuits and the cost of all electric current so provided at a rate not to exceed that which would be charged by Florida Power & Light, or its successor, if Tenant were a direct customer thereof. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. In no event shall Tenant have access to any electrical closets. Tenant agrees that any electrical engineering design or contract work shall be performed at Tenant's expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant.

(b) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight limitations and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense.

6.03 ADDITIONAL AND AFTER-HOUR SERVICES - At Tenant's request, Landlord shall furnish additional quantities of any of the services or utilities specified in
Article 6.01, if Landlord can reasonably do so, on the terms set forth herein. Tenant shall deliver to Landlord a written request for such additional services or utilities prior to 2:00 P.M. on Monday through Friday (except National Holidays) for service on those days, and prior to 2:00 P.M. on the last business day prior to Saturday, Sunday or a National Holiday, for service on said Saturday, Sunday or National Holiday. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's prevailing rates for such services and utilities. If Tenant shall fail to make any such payment, Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services.

6.04 PHONE SERVICES - All telegraph, telephone and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event Landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables. Additionally, there shall be included in Operating Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon the Termination Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant's occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.

6.05 DELAYS IN FURNISHING SERVICES - Tenant agrees that Landlord shall not be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, any service when such failure or delay is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure or delay shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease.

                                 ARTICLE SEVEN
                   POSSESSION, USE AND CONDITION OF PREMISES

7.01   POSSESSION AND USE OF PREMISES -

(a) Tenant shall be entitled to possession of the Premises when the Landlord Work is Substantially Complete. Tenant shall occupy and use the Premises only for the uses specified in Article 1.01 to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; (4) would conflict with any right of exclusive use granted to any other tenant in the Building; or (5) would tend to create or continue a nuisance.

(b) Tenant and Landlord shall each comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material with respect to the Property. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless the Indemnitees from any and all loss, claim, expense, liability and cost (including attorneys' fees) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by any party other than Landlord. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C '12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

7.02   LANDLORD ACCESS TO PREMISES -

(a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building as Landlord may deem necessary or desirable. Janitorial and cleaning services shall be performed after normal business hours. In connection therewith, Landlord shall be allowed to store on the Premises all necessary supplies and materials. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

(b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor (if during such entry Landlord or Landlord's agent shall accord reasonable care to Tenant's property), and without relieving Tenant of any obligations under this Lease.

(c) Landlord may enter the Premises for the purpose of conducting such inspections,tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Building and the systems serving the Building. Landlord's rights under this Article 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Laws or Environmental Laws, as a result of the exercise or non-exercise of such rights.

(d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

7.03 QUIET ENJOYMENT - Landlord covenants that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, but at all times subject to the rights of any Mortgagee or ground lessor.

                                 ARTICLE EIGHT
                                  MAINTENANCE

8.01 LANDLORD'S MAINTENANCE - Subject to the provisions of Article Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilation and air conditioning systems of the Building and the public corridors, washrooms and lobby of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley.

8.02 TENANT'S MAINTENANCE - Subject to the provisions of Article Fourteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises, fixtures or appurtenances, and shall replace or repair all damaged or broken glass in the interior of the Premises. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this
Article 8.02, Landlord may, in its sole discretion and upon 24 hours prior notice to Tenant (except in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

                                 ARTICLE NINE
                         ALTERATIONS AND IMPROVEMENTS

9.01   TENANT'S ALTERATIONS -

(a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Work Letter, attached hereto as Exhibit B, the following provisions shall apply to the completion of any Tenant Improvements:

       (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Improvements in or to the Premises or any Building systems serving the Premises. Prior to making any Tenant Improvements, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable law) to permit Landlord sufficient time to post appropriate notices of non-responsibility or to otherwise object to such Tenant Improvements, as may be provided herein. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Improvements shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Improvements such of the following as specified by
               Landlord: architectural plans and specifications, opinions from engineers reasonably acceptable to Landlord stating that the Tenant Improvements will not in any way adversely affect the Building's systems, including, without limitation, the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, and the fire and life safety systems in the Building, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Improvements such as a performance bond or letter of credit. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Improvements.

       (2) Tenant shall pay the cost of all Tenant Improvements and the cost of decorating the Premises and any work to the Building occasioned thereby. In connection with completion of any Tenant Improvements, Tenant shall pay Landlord a construction fee and all elevator

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

               and hoisting charges at Landlord's then standard rate/1/. Upon completion of Tenant Improvements, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

          (3) Tenant agrees to complete all Tenant Improvements (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Improvements and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Article 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b) All Tenant Additions whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.

9.02 LIENS - Tenant shall not permit any lien or claim of lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any part thereof arising out of work performed by, or alleged to have been performed by, or at the direction of, or on behalf of, Tenant. If any such lien or claim of lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim of lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim of lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                  ARTICLE TEN
                           ASSIGNMENT AND SUBLETTING

10.01     ASSIGNMENT AND SUBLETTING -

(a) Without the prior written consent of Landlord/2/, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of law or otherwise, or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least sixty (60)/3/ days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Article 10.02 within thirty (30)/4/ days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Building/5/. Tenant shall submit for Landlord's approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b) In making its determination of whether to consent to any proposed sublease or assignment,

-------------------------

/1/ , if applicable. Tenant shall not be required to pay Landlord a construction fee or elevator and hoisting charges in connection with the Tenant Improvements outlined in the Work Letter Agreement.
/2/ which consent shall not be unreasonably withheld or delayed
/3/ forty-five (45)
/4/ twenty (20)
/5/ without Landlord's consent

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

Landlord may take into consideration the business reputation and credit-worthiness of the proposed subtenant or assignee; the intended use of the Premises by the proposed subtenant or assignee; the nature of the business conducted by such subtenant or assignee and whether such business would be deleterious to the reputation of the Building or Landlord or would violate the provisions of any other leases of tenants of the Building; the estimated pedestrian and vehicular traffic in the Premises and to the Building which would be generated by the proposed subtenant or assignee; whether the proposed assignee or subtenant is a department, representative or agency of any governmental body, foreign or domestic; and any other factors which Landlord shall in its sole discretion deem relevant. In no event shall Landlord be obligated to consider a consent to any proposed (i) sublease of the Premises or assignment of the Lease if a Default then exists under the Lease, or a fact or condition exists, which but for the giving of notice or the passage of time would constitute a Default, or (ii) assignment of the Lease which would assign less than the entire Premises. In the event Tenant believes that Landlord has wrongfully withheld its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance or a declaratory judgment of Landlord's obligations to consent to such sublease or assignment.

(c) If Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Article 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Article 10.01. Any approved sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any such subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of such obligations and liabilities. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease or assignment shall not constitute a waiver of Landlord's right to consent to further assignments or subleases. Furthermore, Tenant shall remain jointly and severally liable to perform all terms and conditions of this Lease, notwithstanding any sublease or assignment to which Landlord may have consented.

(d) For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e) Notwithstanding anything to the contrary contained in this Article Ten, Tenant shall have the right, without the prior written consent of Landlord, to sublease the Premises, or to assign this Lease to an Affiliate.

10.02 RECAPTURE - Except as provided in Article 10.01(e) Landlord shall have the option to exclude from the Premises covered by this Lease ("Recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to Recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of Recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of Recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03 EXCESS RENT - Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, /6/of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (4) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04 TENANT LIABILITY - In the event of any sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent expressly permitted by Landlord. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be

----------------------
/6/ seventy-five percent (75%)
available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be given, or not given, in Landlord's sole discretion.

10.05 ASSUMPTION AND ATTORNMENT - If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

                                ARTICLE ELEVEN
                             DEFAULT AND REMEDIES

11.01 EVENTS OF DEFAULT - The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

          (i) tenant fails to pay any installment or other payment of Rent including without limitation Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due/7/;

          (ii) tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Work Letter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant (unless the default involves a hazardous condition, which shall be cured forthwith);

          (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process;

          (iv) tenant notifies Landlord, at any time prior to the Commencement Date, that Tenant does not intend to take occupancy of the Premises upon the Commencement Date, or Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises;

          (v) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;

          (vi) tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors;

          (vii) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;

          (viii) any action is taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

          (ix)   upon the dissolution of Tenant; or

          (x) upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02 LANDLORD'S REMEDIES -

(a) If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct and cumulative, and which shall be in addition to all other remedies available under applicable law: (i) Landlord may terminate this Lease by giving Tenant notice of Landlord's election to do so, in which event, the term of this Lease shall end and all of Tenant's rights and interests shall expire on the date stated in such notice; (ii) Landlord may terminate Tenant's right of possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right of possession shall end on the date specified in such notice; or (iii) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of the Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy,

-----------------------
/7/, provided that one time during the Term, default shall not occur until five
(5) days after notice from Landlord that Rent is past due including but not limited to the right to accelerate all Rent and other sums due hereunder and thereby seek the immediate recovery of all monies due or to become due for the balance of the Term from Tenant under any of the provisions of this Lease.

(b) In the event that Landlord terminates the Lease, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty, the accelerated Rent for the balance of the Term, plus all Landlord's expenses of reletting, including without limitation, repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions (collectively, the "Reletting Expenses").

(c) In the event Landlord proceeds pursuant to subparagraph (a)(ii) above, Landlord may, but shall not be obligated to (except as may be required by law), relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are reasonably acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary or desirable. If the Premises are relet and the consideration realized therefrom after payment of all Landlord's Reletting Expenses, is insufficient to satisfy the payment when due of Rent reserved under this Lease for any monthly period, then Tenant shall pay Landlord upon demand any such deficiency monthly, or at Landlord's option, Tenant shall pay the accelerated deficiency which Landlord reasonably estimates will be due for the remainder of the Term. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant. Tenant agrees that upon its Default, Landlord may either file suit to collect the accelerated Rent and all other sums due for the remainder of the Term, or may file suit to recover any sums due to Landlord hereunder from time to time, in which event such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

(d) In the event a Default occurs, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's property, fixtures, furnishings, signs and other evidences of tenancy, and take and hold such property; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the Termination Date, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant.

11.03 ATTORNEY'S FEES - Tenant shall be liable for, and shall pay upon demand, all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the Tenant's performance of its obligations under this Lease, or resulting from Tenant's Default (regardless of whether suit is initiated), or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned.

11.04 BANKRUPTCY - The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

      The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this

Lease.

      For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

       (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

       (ii) Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

                                ARTICLE TWELVE
                             SURRENDER OF PREMISES

12.01 IN GENERAL - Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall be entitled to remove from the Premises all movable personal property of Tenant, Tenant's trade fixtures and such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including, but not limited to, any Tenant Additions containing Hazardous Materials. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors occasioned by any Tenant Additions. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may, at Tenant's expense, remove any of such property therefrom without any liability to Landlord and undertake, at Tenant's expense such restoration work as Landlord deems necessary or advisable.

12.02 LANDLORD'S RIGHTS - All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Article 11.02(d). Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

                               ARTICLE THIRTEEN
                                 HOLDING OVER

Tenant shall pay Landlord the greater of (i) /8/ the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) /9/or, (ii) /10/ the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant holds over/11/, or otherwise retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession)/12/. Tenant shall also pay all damages sustained by Landlord by reason of such holding over or retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in

-----------------------
/8/  one and one half times
/9/ for the first three (3) months of the holding over and double the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) for holding months thereafter
/10/ one and one half times
/11/ for the first three (3) months or any portion thereof that Tenant holds over
/12/ and double the fair market value of the Premises as reasonably determined by Landlord for holding months thereafter sufferance. If Tenant retains possession of the Premises, or any part thereof for thirty (30) or more days after the Termination Date, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year on the same terms and conditions (including those with respect to the payment of Rent) as provided in this Lease, except that the Monthly Base Rent for such period shall be equal to the greater of (i) 150% of the Monthly Base Rent payable during the month preceding the Termination Date, or (ii) 150% of the monthly base rent then being quoted by Landlord for similar space in the Building.

                               ARTICLE FOURTEEN
                       DAMAGE BY FIRE OR OTHER CASUALTY

14.01 SUBSTANTIAL UNTENANTABILITY -

(a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord s1hall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

(b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(d) Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Article to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Article if any damage or destruction was caused by the act, omission or neglect of Tenant, its agents or employees.

(e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02 INSUBSTANTIAL UNTENANTABILITY - If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Landlord shall proceed to repair and restore the Building or the Premises, other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

14.03 RENT ABATEMENT - Except for the negligence or willful act of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

                                ARTICLE FIFTEEN
                                EMINENT DOMAIN

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

15.01 TAKING OF WHOLE OR SUBSTANTIAL PART - In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02 TAKING OF PART - In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or, in the Landlord's sole discretion, prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03 COMPENSATION - Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.

                                ARTICLE SIXTEEN
                                   INSURANCE

16.01 TENANT'S INSURANCE - Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00);
(b) Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the laws of the State of Florida; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all equipment, installations, fixtures and contents of the Premises in the event of loss and any such policy shall contain a provision requiring the insurance carriers to waive their rights of subrogation against Landlord; (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than Three Million and No/100 Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02 FORM OF POLICIES - Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and Property Manager and the Indemnitees as additional insureds, (ii) be issued by one or more responsible insurance companies licensed to do business in the State of Florida, and reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord certificates of insurance, and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03 LANDLORD'S INSURANCE - Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of Florida on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct.

16.04 WAIVER OF SUBROGATION -

(a) Landlord agrees that, if obtainable at no, or minimal, additional cost, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b) Tenant agrees to include, if obtainable, at no, or minimal, additional cost, in its "All Risks" insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of its lease of space in the Building appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Article 16.04 (c) for loss or damage to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05 NOTICE OF CASUALTY - Tenant shall give Landlord notice in case of a fire, accident or any other casualty or insured event in the Premises promptly after Tenant is aware of such event.

                               ARTICLE SEVENTEEN
                        WAIVER OF CLAIMS AND INDEMNITY

17.01 WAIVER OF CLAIMS - To the extent permitted by law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord's agents and servants, except where resulting from the willful and wrongful act of any of the Indemnitees. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage. If any such damage, whether to the Premises or to any part of the Property or any part thereof, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees and customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02 INDEMNITY BY TENANT - To the extent permitted by law, Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless from and against any and all actions, claims, demands, costs and expenses, including reasonable attorney's fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful or negligent act or omission of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises, but only to the extent of Landlord's liability, if any, in excess of amounts, if any, paid to Landlord under insurance covering such claims or liabilities. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

                               ARTICLE EIGHTEEN
                             RULES AND REGULATIONS

18.01 RULES - Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time.

18.02 ENFORCEMENT - Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Building in a uniform and non-discriminatory manner. Tenant shall pay to Landlord all damages caused by Tenant's failure to comply with the provisions of this Article Eighteen and shall also pay to Landlord as additional Rent an amount equal to any increase in insurance premiums caused by such failure to comply.

                               ARTICLE NINETEEN
                          LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (1) To change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) To install, affix and maintain any signs now or hereafter existing on the exterior and/or interior of the Building;
(3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon reasonable notice to Tenant, to display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) To have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) To close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                ARTICLE TWENTY
                             ESTOPPEL CERTIFICATE

20.01 IN GENERAL - Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Work Letter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) any other information reasonably requested.

20.02 ENFORCEMENT - In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a penalty equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.

                              ARTICLE TWENTY-ONE
                             RELOCATION OF TENANT

At any time after the date of this Lease, Landlord may substitute for the Premises, other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall be substantially similar to the Premises in area, elevator bank proximity and configuration; (ii) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of physically moving Tenant, its property and equipment to the New Premises; (iii) Landlord shall give Tenant not less than sixty (60) days' prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

                              ARTICLE TWENTY-TWO
                              REAL ESTATE BROKERS

Tenant represents that, except for Advantis Commercial Real Estate Services
                                   ----------------------------------------
Company and CLW Real Estate Services Group, Tenant has not dealt with any real
------------------------------------------
estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this Article.

                             ARTICLE TWENTY-THREE
                             MORTGAGEE PROTECTION

23.01 SUBORDINATION AND ATTORNMENT - This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any first mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02 MORTGAGEE PROTECTION - Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty
(30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy or otherwise. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

                              ARTICLE TWENTY-FOUR
                                    NOTICES

(a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other overnight courier service, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid.

(b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Article, addressed to the parties hereto at their respective addresses listed below:

      (1) Notices to Landlord shall be addressed:
          ---------------------------------------
          Metropolitan Life Insurance Company, a New York corporation c/o Taylor & Mathis
          4010 Boy Scout Boulevard, Suite 160
          Tampa, Florida 33607
         with a copy to the following:
         -----------------------------
         Metropolitan Life Insurance Company, a New York corporation 101 E. Kennedy Boulevard, Suite 1165
         Tampa, Florida 33602

     (2) Notices to Tenant shall be addressed:
         -------------------------------------
         Mr. Jeff Markle
         PlanVista Corporation
         4010 Boy Scout Boulevard, Suite 200
         Tampa, FL 33607

(c) If notices, demands or requests are sent by registered or certified mail, said notices, demands or requests shall be effective upon being deposited in the United States mail. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or in the case of hand delivery, on the date of delivery. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of notice, demand or request sent.

Notices may also be served by personal service or hand delivery upon any officer, director or partner of Landlord or Tenant. In the case of delivery by Federal Express or other overnight courier service, notices shall be effective upon acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant.

(d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                              ARTICLE TWENTY-FIVE
                                    PARKING

(a) During the Lease Term, Tenant shall have the non-exclusive use in common with Landlord, other Building tenants, and their respective guests and invitees, of the non-reserved vehicle parking areas, driveways and pedestrian access to same ("Parking Areas") located on the Property. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the Parking Areas, to police same; to restrict parking by tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the Parking Areas; to discourage non-tenant parking; to charge a fee for visitor and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers.

(b) Landlord shall have a right to designate the location of Tenant's parking and alter such designation upon reasonable notice to Tenant. Landlord shall also have the right to establish or modify the methods used to control parking in the Parking Areas, including without limitation the installation of certain control devices or the hiring of parking attendants or a managing agent.

(c) Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the use of the Parking Areas by Tenant, its employees, agents, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the Parking Areas.

                              ARTICLE TWENTY-SIX
                                 MISCELLANEOUS

26.01 LATE CHARGES - All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including, without limitation Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect or the date such payment was due.

26.02 WAIVER OF JURY TRIAL - As a material inducement to Landlord to enter into this Lease,

Tenant hereby waives its right to a trial by jury of any issues relating to or arising out of its obligations under this Lease or its occupancy of the Premises. Tenant acknowledges that it has read and understood the foregoing provision.

26.03 DEFAULT UNDER OTHER LEASE - It shall be a Default under this Lease if Tenant or any affiliated company under any other lease with Landlord for premises in the Building defaults under such lease and as a result thereof such lease is terminated or terminable.

26.04 OPTION - This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, except that when it is executed by Tenant and delivered to Landlord or Landlord's agent, it shall constitute an irrevocable offer on the part of Tenant to the Landlord in effect for fifteen (15) days to lease the Premises on the terms and conditions herein contained.

26.05 TENANT AUTHORITY - Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

26.06 ENTIRE AGREEMENT - This Lease, the Exhibits attached hereto and the Work Letter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE - If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08 EXCULPATION - Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors.

26.09 ACCORD AND SATISFACTION - No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING - In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer.

26.11 BINDING EFFECT - This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12 CAPTIONS - The Article captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles.

26.13 APPLICABLE LAW - This Lease shall be construed in accordance with the laws of the State of Florida. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

26.14 ABANDONMENT - In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term.

26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES - If Tenant fails timely to perform any of its duties under this Lease or the Work Letter, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

26.16 RADON GAS - Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

26.17 RIDERS - All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

26.18 RENEWAL OPTION - Tenant shall have and is hereby granted one option (the "Renewal Option") to extend the term of this Lease with respect to the Premises for one term of three (3) years (the "Renewal Option Term") commencing the day immediately following the Expiration Date of the Lease Term. If Tenant exercises such Renewal Option, all of the non-monetary terms and conditions set forth in the Lease shall be applicable during such Renewal Option Term, except that Tenant shall have no further options to renew. To exercise the Renewal Option, Tenant shall notify Landlord in writing no earlier than twelve (12) months and no later than nine (9) months prior to the expiration date ("Tenant's Notice"). If Tenant exercises the Renewal Option, then the word "Term" as used in the Lease shall be deemed to include the Renewal Option Term.

(a) The "Base Rental" for the first year of the Renewal Option Term shall be the greater of: (i) the Base Rental for the lease year prior to such renewal or, (ii) an amount reasonably determined by Landlord on the basis of the then prevailing market rental rate for office space comparable to the Premises as reflected in one or more leases executed by Landlord with new Building tenants within the twelve (12) month period immediately preceding the commencement of such Renewal Option Term. If Landlord has not executed any lease with new Building tenants within the twelve (12) month period preceding the commencement of such Renewal Option Term, the prevailing market rental rate determination shall be based on new leases for premises comparable to the Premises herein, as executed within said twelve (12) month period by owners of other comparable Class A office building properties located in the Westshore submarket of Tampa, Florida. Within thirty (30) days of its receipt of Tenant's Notice, Landlord shall notify Tenant in writing of its determination of the Base Rental for the Renewal Option Term ("Landlord's Base Rental Notice"). Tenant shall thereafter have the right to cancel its election to extend the Lease for the Renewal Option Term by so notifying Landlord within ten (10) business days of the date of its receipt of Landlord's Base Rental Notice.

(b) It shall be a condition to Tenant's exercise of the Renewal Option that both at the time of delivery of Tenant's Notice and at the commencement of the Renewal Option Term: (i) there does not exist a default under this Lease of which Tenant has received notice, and (ii) no part of the Relocation Premises has been sublet or the Lease assigned except as provided for in Item 7 of the Lease, (iii) Tenant is occupying the Premises for the conduct of its business. In no event whatsoever may or shall Tenant under any such option renew the term of this Lease for less than all of the space then under Lease by Tenant from Landlord under the terms and provisions of the Lease. Any termination of this Lease or termination of Tenant's right of possession shall terminate all of Tenant's rights to the Renewal Option. The Renewal Option may be exercised only by and is personal to Tenant and may not be exercised by or for the benefit of any other party.

(c) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Relocation Premises as a condition to Tenant's obligations to pay Rent for the Renewal Option Term.

(d) In the event that Tenant exercises and does not elect to terminate the Renewal Option, as provided in subparagraph (b) above, Landlord and Tenant agree to enter into an amendment to this Lease incorporating the Renewal Option Term and the Base Rental applicable to such option within sixty
      (60) days following Tenant's exercise of the Renewal Option.

(e) In the event that Tenant exercises the Renewal Option and Tenant has never been in default of the Lease then the amount of Tenant's Security Deposit for the Renewal Option Term shall be reduced to an amount equivalent to 50% of the Security Deposit as described in Article 5.01 of this Lease. Such reduction in Tenant's Security Deposit is subject to Landlord's request and review of Tenant's most current financial information

(f) In the event Tenant exercises the Renewal Option and Tenant has never been in default of the Lease, then the amount of Tenant's Additional Security Deposit which is in the form of a Letter of Credit shall be reduced to an amount equivalent to 50% of the Letter of Credit as described in Article
      5.02 of this Lease.. Such reduction in Additional Security Deposit is also subject to Landlord's request and review of Tenant's most current financial information.

26.19 RIGHT OF FIRST OFFER - Provided that Tenant is not then in default under the terms of this Lease, Landlord shall notify Tenant that additional office space on the second floor of the Building (the "Additional Space") is to become available together with the terms on which Landlord desires to lease such space (the "Offer Terms"). The Additional Space is outlined in green on Exhibit A-1 attached hereto and made a part expressly hereof. Tenant shall have an option exercisable by written notice to Landlord within three (3) business days after receipt of Landlord's notice together with the Offer Terms, to lease the Additional Space upon the Offer Terms. Rent in respect of the Additional Space shall commence to be due and payable on the date Landlord delivers the Additional Space to Tenant free of other tenants and occupants and otherwise in accordance with the Offer Terms. Promptly after Tenant exercises this option but not later than five (5) business days after Tenant's notice to Landlord of its exercise of this option, the parties shall enter into a supplemental agreement to this Lease setting forth the terms and conditions upon which Tenant shall lease the Additional Space and incorporating the Additional Space as part of the Premises. This right of First Offer is subject to and subordinate to the rights of other tenants (and their permitted subtenants and assignees) in the Building to the Additional Space.


IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Article 1.01 hereof.

WITNESS:                         LANDLORD:

                                 METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation


                                 /s/ Kevin Thorwarth
____________________________     ------------------------------

Print Name: Gary D. Dinka        By:  Kevin Thorwarth
           -----------------

/s/ Jean Cooper                  Its: Assistant Vice President
----------------------------

Print Name: Jean Cooper
           -----------------

WITNESS: TENANT: PLAN VISTA CORPORATION, a Delaware corporation

/s/ James P. Garvey              /s/ Jeffrey L. markle
----------------------------     ------------------------------

Print Name: James P. Garvey      By: Jeffrey L. Markle
           -----------------

/s/ Chad G. Rupp                 Its: President and COO
----------------------------

Print Name: Chad G. Rupp
           -----------------

                               TABLE OF CONTENTS

                                                                PAGE
ARTICLE ONE - BASIC LEASE PROVISIONS............................   1
     1.01  BASIC LEASE PROVISIONS...............................   1
     1.02  ENUMERATION OF EXHIBITS..............................   1
     1.03  DEFINITIONS..........................................   2

ARTICLE TWO - PREMISES, TERM AND FAILURE TO GIVE POSSESSION.....   4
     2.01  LEASE OF PREMISES....................................   4
     2.02  TERM.................................................   5
     2.03  FAILURE TO GIVE POSSESSION...........................   5
     2.04  AREA OF PREMISES.....................................   5
     2.05  CONDITION OF PREMISES................................   5

ARTICLE THREE - RENT............................................   5

ARTICLE FOUR - RENT ADJUSTMENTS AND PAYMENTS....................   6
     4.01  RENT ADJUSTMENTS.....................................   6
     4.02  STATEMENT OF LANDLORD................................   6
     4.03  BOOKS AND RECORDS....................................   6
     4.04  PARTIAL OCCUPANCY....................................   7

ARTICLE FIVE - SECURITY DEPOSIT and LETTER OF CREDIT............   7

ARTICLE SIX - SERVICES..........................................   7
     6.01  LANDLORD'S GENERAL SERVICES..........................   7
     6.02  ELECTRICAL SERVICES..................................   8
     6.03  ADDITIONAL AND AFTER-HOUR SERVICES...................   9
     6.04  PHONE SERVICES.......................................   9
     6.05  DELAYS IN FURNISHING SERVICES........................   9

ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES.......  10
     7.01  POSSESSION AND USE OF PREMISES.......................  10
     7.02  LANDLORD ACCESS TO PREMISES..........................  10
     7.03  QUIET ENJOYMENT......................................  11

ARTICLE EIGHT - MAINTENANCE.....................................  11
     8.01  LANDLORD'S MAINTENANCE...............................  11
     8.02  TENANT'S MAINTENANCE.................................  11

ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS.....................  11
     9.01  TENANT'S ALTERATIONS.................................  11
     9.02  LIENS................................................  12

ARTICLE TEN - ASSIGNMENT AND SUBLETTING.........................  13
     10.01 ASSIGNMENT AND SUBLETTING............................  13
     10.02 RECAPTURE............................................  14
     10.03 EXCESS RENT..........................................  14
     10.04 TENANT LIABILITY.....................................  14
     10.05 ASSUMPTION AND ATTORNMENT............................  14

ARTICLE ELEVEN - DEFAULT AND REMEDIES...........................  14
     11.01 EVENTS OF DEFAULT....................................  14
     11.02 LANDLORD'S REMEDIES..................................  15
     11.03 ATTORNEY'S FEES......................................  16
     11.04 BANKRUPTCY...........................................  16

ARTICLE TWELVE - SURRENDER OF PREMISES..........................  16
     12.01 IN GENERAL...........................................  16
     12.02 LANDLORD'S RIGHTS....................................  17

ARTICLE THIRTEEN - HOLDING OVER.................................  17

                                                                PAGE
ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY.............  17
     14.01 SUBSTANTIAL UNTENANTABILITY..........................  17
     14.02 INSUBSTANTIAL UNTENANTABILITY........................  18
     14.03 RENT ABATEMENT.......................................  18

ARTICLE FIFTEEN - EMINENT DOMAIN................................  18
     15.01 TAKING OF WHOLE OR SUBSTANTIAL PART..................  18
     15.02 TAKING OF PART.......................................  18
     15.03 COMPENSATION.........................................  18

ARTICLE SIXTEEN - INSURANCE.....................................  18
     16.01 TENANT'S INSURANCE...................................  18
     16.02 FORM OF POLICIES.....................................  19
     16.03 LANDLORD'S INSURANCE.................................  19
     16.04 WAIVER OF SUBROGATION................................  19
     16.05 NOTICE OF CASUALTY...................................  20

ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY..............  20
     17.01 WAIVER OF CLAIMS.....................................  20
     17.02 INDEMNITY BY TENANT..................................  20

ARTICLE EIGHTEEN - RULES AND REGULATIONS........................  20
     18.01 RULES................................................  20
     18.02 ENFORCEMENT..........................................  20

ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS...................  21

ARTICLE TWENTY - ESTOPPEL CERTIFICATE...........................  21
     20.01 IN GENERAL...........................................  21
     20.02 ENFORCEMENT..........................................  21

ARTICLE TWENTY-ONE - RELOCATION OF TENANT.......................  21

ARTICLE TWENTY-TWO - REAL ESTATE BROKERS........................  22

ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION.....................  22
     23.01 SUBORDINATION AND ATTORNMENT.........................  22
     23.02 MORTGAGEE PROTECTION.................................  22

ARTICLE TWENTY-FOUR - NOTICES...................................  22

ARTICLE TWENTY-FIVE - PARKING...................................  23

ARTICLE TWENTY-SIX - MISCELLANEOUS..............................  24
     26.01 LATE CHARGES.........................................  24
     26.02 WAIVER OF JURY TRIAL.................................  24
     26.03 DEFAULT UNDER OTHER LEASE............................  24
     26.04 OPTION...............................................  24
     26.05 TENANT AUTHORITY.....................................  24
     26.06 ENTIRE AGREEMENT.....................................  24
     26.07 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE.......  24
     26.08 EXCULPATION..........................................  24
     26.09 ACCORD AND SATISFACTION..............................  24
     26.10 LANDLORD'S OBLIGATIONS ON SALE OF BUILDING...........  24
     26.11 BINDING EFFECT.......................................  25
     26.12 CAPTIONS.............................................  25
     26.13 APPLICABLE LAW.......................................  25
     26.14 ABANDONMENT..........................................  25
     26.15 LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES..........  25
     26.15 RADON GAS............................................  25
     26.17 RIDERS...............................................  25
     26.18 RENEWAL OPTION.......................................  25
     26.19 RIGHT OF FIRST OFFER.................................  26

                                   EXHIBIT A
                                January 9, 2002

                            FLOOR PLAN OF PREMISES

                                   EXHIBIT B

                             WORK LETTER AGREEMENT

  THIS WORK LETTER AGREEMENT ("Work Letter") is attached to and made part of the
Lease dated the   9th day of January, 2002 by and between METROPOLITAN LIFE
                  ---        -------------
INSURANCE COMPANY, a New York corporation ("Landlord") and Plan Vista Corporation, a Delaware corporation ("Tenant"). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

  IN CONSIDERATION OF the execution of this Lease the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1. Landlord shall have no obligation to construct and install the Tenant Improvements and Non Standard Improvements, as defined below, until Landlord has received the Security Deposit and Additional Security Deposit in the form of a Letter of Credit from Tenant as described in Article Five of this Lease, If Tenant has not deposited with Landlord the Security Deposit and the Additional Security Deposit in the form of a Letter of Credit by April 1, 2002, Landlord shall have no obligation to construct and install the Tenant Improvements and Non-Standard Improvements described in this Exhibit B and Tenant accepts the Premises in its "As Is" condition.

2.  Building Standard Improvements:
    -------------------------------

    (a) This Work Letter sets forth the agreement with respect to the construction of the "Tenant Improvements" (defined below) "Building Standard Improvements", shall mean (i) the "Shell Improvements" (as hereinafter defined) and (ii) any additional improvements constructed or installed on Premises for Tenant's use using "Building Grade" (as hereinafter defined) construction and materials. Any other improvements to the Premises that require construction methods or materials other than Building Grade shall be deemed to be "Non-Standard Improvements". All improvements to the Premises constructed pursuant to this Work Letter other than the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the "Tenant Improvements", which term shall include both Building Grade and any Non-Standard Improvements.

    (b) "Shell Improvements" shall mean the following improvements, which have been provided by Landlord, at its expense, in connection with the construction of the Building:

          (1) Exterior Building windows, walls and roof structure and unfinished concrete block and sheet rock walls surrounding Common Areas and Service Areas.

          (2)  Concrete floors and ceilings.

          (3) Fully equipped and finished Common Areas and Service Areas, including elevators, elevator lobbies, atrium entry area, restrooms and mechanical and electrical rooms.

          (4) Heating, ventilation and air-conditioning (chilled water) system with main high pressure ductwork distribution to all floor areas, including VAV boxes.

          (5) Electrical meter rooms equipped with panels and breakers to code.

          (6) Automatic sprinkler systems with construction heads per minimum code requirements for Building shell.

          (7) Public corridor areas as needed to serve the Premises (except those Building Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade materials.

    (c) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant's expense, subject to the Tenant Improvement Allowance, as hereinafter defined, construct and install the Tenant Improvements, including the Non-Standard Improvements, if any in accordance with the drawing prepared by Landlord's architect, approved by Tenant on November 26 2001, and attached hereto as Exhibit "B-1" (the" Approved Plan"). Unless otherwise agreed in writing, Landlord shall use the following

          Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade:

          (1) Interior Partitions: Taped, finished and painted (two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2" drywall mounted on each side of 3 1/2" metal studs, extending to the finished ceiling height and having 2 1/2" vinyl base throughout the Premises.

          (2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8" fire-rated drywall mounted on each side of 3 5/8" metal studs, running from floor slab to ceiling slab, with 3 5/8" layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls or columns) to be wrapped with drywall; Tenant to bear the full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and baseboard (or vinyl base) installed in the same manner prescribed for the interior partitions.

          (3) Entry Doors: Solid core "C" label Anegre wood veneer doors (9' high, 3' wide) set in metal frames (U.L. Listed). Russwin passage set (5025LL L2 Regis US32). Russwin mortise lockset (ML 2251 RWA 625). All hardware in Bright Chrome (stainless steel finish).

          (4) Interior Doors: Solid core Anegre wood veneer doors (9' high, 3' wide) set in metal frame. Russwin passage set (5025LL L2 Regis
               US32). Russwin mortise lockset (ML 2251 RWA 625). All hardware in Bright Chrome (stainless steal finish).

          (5) Building Standard Carpet: Minimum 30 ounce face weight, commercial grade direct glue throughout the Premises.

          (6) Heating, ventilation and air conditioning: Low pressure ductwork and flex duct air distribution system throughout the Premises with air diffusers, VAV boxes (Trane or approved equal) and thermostats (controls compatible with the Building Shell Improvements) as required.

          (7) Electrical: Wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches and 2' x 4' fluorescent lighting fixtures with complete circuitry to electrical panels.

          (8) Lighting: 2' x 4' lay-in fixtures with three fluorescent tubes each and parabolic lens cover (with a 18 - division grate on a 2' x 4' fixture), with wiring, conduit and circuitry.

          (9) Telephone Outlets: Wall-mounted outlet with pull string or conduit stubbed to partition height.

          (10) Ceiling: U.S.G. Acoustone 707 Glacier Showline, reveal edge (or approved equal) suspended, revealed edge acoustical tile lay-in ceiling with 24" inch square tiles in a painted, exposed metal grid system throughout Premises.

          (11) Fire Protection and Security Equipment: sprinkler heads, exit lights, fire extinguishers and fire dampers as required per code. In addition to door locks for entry and interior doors, as needed, Tenant shall provide a security lock as designated by Landlord on each stairwell door that is an integral part of the Premises.

          (12) Window Blinds: Bali Classic window blinds at all exterior windows.

     (d) Landlord's obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to any delay in "Substantial Completion" (as hereinafter defined) due to Tenant's specification of construction or materials other than Building Grade. If Tenant approves a Tenant Improvement item which Landlord has specified as a cause of delay, then there shall be no abatement of Rent due to any such delay.

3.  Plans and Specifications; Construction  Budget:
    -----------------------------------------------

    (a) The Tenant Improvements shall be completed in accordance with detailed architectural and material specifications which shall be prepared and sealed by Landlord's architect, as hereinafter defined, (collectively the "Plans and Specifications") and Tenant shall be responsible for any increases in the cost of construction resulting from changes and additions to the Approved Plan requested by Tenant. All mechanical, structural, electrical, plumbing and fire sprinkler engineering, if required to furnish the Tenant Improvements requested by Tenant subsequent to Tenant's approval of the Approved Plan, shall be done by Landlord's engineers at Tenant's expense subject to "Landlord's Plans and Specifications Contribution, as hereinafter defined." The Plans and Specifications shall include the following:

          (1) fully dimensioned architectural plan;

          (2) electric/telephone outlet diagram;

          (3) reflective ceiling plan with light switches;

          (4)  mechanical plan;

          (5) electric power circuitry diagram;

          (6) schematic plumbing riser diagram (if any);

          (7) all color and finish selections; and

          (8) all special equipment and fixture specifications.

    (b) Landlord's expense to prepare the Plans and Specifications shall not exceed Twelve Thousand Three Hundred Sixty and 00/100s Dollars
                 -------------------------------------------------------
          ($12,360.00), ("Plans and Specifications Allowance") which shall be
          ------------
          applied as a credit against the Tenant Improvement Allowance as defined in Paragraph 3(a) of this Work Letter to the Lease. Tenant shall be responsible for the costs of the Plans and Specifications that exceed the Plans and Specifications Allowance. The cost of Plans and Specifications prepared by Landlord for Tenant in connection with any Non-Standard Improvements above and beyond the Work Letter or Change Orders shall be the responsibility of Tenant. Tenant shall not be entitled to a credit for any remaining Plans and Specifications Allowance except that Tenant shall have the right to apply such balance to the Tenant Improvement Allowance outlined in Paragraph 3 below.

    (c) Following Landlord's architect's preparation of the Plans and Specifications, Landlord shall submit the Plans and Specifications to Tenant for Tenant's review. Tenant shall then have a period of not more than five (5) days following such submittal in which to review and approve the Plans and Specifications or state any objections in sufficient detail so as to allow necessary modifications by Landlord's architect. If Tenant fails to either approve or disapprove the Plans and Specifications within five (5) days of receipt thereof, such item shall be deemed approved. If the Plans and Specifications are disapproved, Tenant shall have five (5) days to submit revised Tenant Approved Plan to Landlord and Landlord shall then have five (5) days to submit revised Plans and Specifications, and a revised Construction Budget, if necessary, in the event changes to the Plans and Specifications made by Tenant and submitted to Landlord increase the Landlord's Contribution to the Tenant Improvements.

4   Tenant Improvement Allowance; Tenant's Costs:
    ---------------------------------------------

    (a) Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Sixty-three thousand three
                                                  --------------------------
          hundred sixty-five and 65/100s ($63,365.65).  To the extent that the
          --------------------------------------------
          total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess ("Tenant Costs") as follows:

               (1) Prior to commencement of construction of the Tenant Improvements, to the extent the total cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the Tenant Costs, as such amount is then determined by reference to the Construction Budget (as hereinafter defined). Upon Substantial Completion of the Tenant Improvements, Tenant shall pay Landlord an amount equal to forty percent (40%) of the remaining 50% of Tenant Costs as determined by the Construction Budget.

               (2) Within ten (10) days following Landlord's submittal to Tenant of a final accounting of Tenant Costs and completion of the Punch List ("Punch List") as hereinafter defined Tenant shall pay to Landlord the then remaining balance of Tenant Costs.

    (b) Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant's Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

    (c) If after all amounts due Landlord, including any amounts due to Landlord from Tenant for the Excess Costs, its vendors and contractors are paid in full a credit remains in the Tenant Improvement Allowance, Landlord shall advise Tenant of such amount and Tenant shall then advise Landlord of its intention to use such credit towards Tenant's costs to provide its cabling and telecommunication installation to the Premises. Such credit shall not exceed Eight thousand two hundred
                                                  --------------------------
          forty and No/100 Dollars ($8,240.00).  Tenant shall within sixty (60)
          -------------------------------------
          days of Substantial Completion shall submit to Landlord all of Tenant's paid invoices for cabling and telecommunication services expended. Landlord shall within (30) days upon receipt of Tenant's invoices reimburse Tenant up to the amount defined in this subsection
          (c).

5   Construction of the Improvements:
    ---------------------------------

    (a) Prior to Substantial Completion, as hereinafter defined Landlord shall substantially complete the Building Standard Improvements and Tenant Improvements, including the Non-Standard Improvements, if any, with respect to the Premises in accordance with the Approved Plan. "Substantial Completion" shall mean that the Building Standard Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following Substantial Completion as necessary to complete any Punch List Items. "Punch List" shall mean that Landlord and Tenant shall walk through the Premises to inspect the Tenant Improvements and to develop a list (the "Punch List") of all items that need to be corrected by Landlord (the "Punch List Items"). Landlord shall repair the Punch List Items within thirty (30) days after the date of Substantial Completion.

    (b) If the substantial completion of the Tenant Improvements shall be delayed due to any act or omission of Tenant or Tenant's Agents (including, but not limited to, (i) any delays due to change orders, or (ii) any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals, or
          (iii) Tenant's interference with the progress of the Tenant Improvements during any time that Tenant is given access to the Premises), then the Premises shall be deemed substantially completed in accordance with the Approved Plan on the date when they would have been ready but for such delay.

    (c) If, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Tenant Improvements [as described in the Approved Plan], Tenant shall deliver to Landlord for Landlord's approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. In addition to any other items reasonably required by Landlord,

          Landlord's revisions may be based upon whether the plans and specifications: (i) affect or are not consistent with the base structural components or systems of the Building, (ii) are visible from outside the Premises, (iii) affect safety, (iv) have or could have the effect of increasing Operating Expenses, or (v) in Landlord's judgment, are not consistent with quality and character of the Building. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the net costs of the construction of all Change Orders, subject to the Tenant Improvement Allowance.

     (d) The Premises shall be conclusively presumed to be in satisfactory condition as of the date of Substantial Completion except for any minor or insubstantial details of construction, mechanical adjustment or decoration which remain to be performed, the non-performance of which do not materially interfere with Tenant's use of the Premises and of which Tenant gives Landlord notice within thirty (30) days after the date of Substantial Completion specifying such details with reasonable particularity which details Landlord shall repair within thirty (30) days of receipt of such notice.

6.   Contractor(s); Permits; Performance Bond:
     -----------------------------------------

     (a) In the event that the parties hereto have agreed that Tenant will undertake to provide certain limited portions of the Tenant Improvements, Tenant shall use licensed contractors, approved by Landlord, and shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Building or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Hillsborough County, Florida. Landlord shall permit Tenant and Tenant's contractor(s) to enter the Premises prior to Substantial Completion to accomplish any work as agreed, however Tenant agrees to insure that its contractor(s) does (do) not impede Landlord's contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s). Any damage to the Building caused by Tenant, its contractors, subcontractors or agents shall be repaired by Tenant, at its expense, and all such work shall be done to Landlord's satisfaction. If any repaired area does not match the original surface, then the entire surface shall be redone at Tenant's expense.

     (b) Landlord shall have the right to disapprove any of Tenant's contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency; (ii) not technically qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) incompatible with any of Landlord's contractors or subcontractors working on the Building (such incompatibility to include possible conflicts with any union contractors employed by Landlord).

     (c) Should Tenant undertake construction of a portion of the Tenant Improvements costing in excess of $50,000.00, then Tenant shall require its contractor(s) to provide performance and payment bond(s) covering the total value of such work. In any case, the cost of the performance and payment bond premiums shall be borne by Tenant.

                                   EXHIBIT C
                                January 9, 2002

                             RULES AND REGULATIONS


(1) No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises, and if visible from the outside or public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any notice or liability, and may charge the expense incurred by such removal to Tenant. Except as otherwise provided in this Lease, interior signs on doors and directory tablet shall be inscribed, printed or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.

(2) Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

(3) No article which is explosive or inherently dangerous is allowed in the Building.

(4) Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named.

(5) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed. Subject to the other provisions of this Lease, Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Building, in such manner as Landlord reasonably deems best for the benefit of the Building tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment by other Building tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

(6) No animals (except for dogs in the company of a blind person), pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

(7) Room-to-room canvasses to solicit business from other tenants of the Building are not permitted; Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates any code of ethics by any recognized association or organization pertaining to such business, profession or activities.

(8) Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

(9) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval.

(10) Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; the Indemnitees shall not be liable for damage thereto or theft or misappropriation thereof. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval.

(11) Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

(12) The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

(13) Tenant shall not overload the safe capacity of the electrical writing of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

(14) To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

(15) Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment and eating facilities for the benefit of its employees or guests, provide the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

(16) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

(17) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

(18) Tenant shall at all time maintain the window blinds in the lowered position, though Tenant may keep the louvers open.

(19) Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

(20) No smoking, eating, drinking, loitering or laying is permitted in the Common Area except in designated areas.

(21) Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

(22) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

(23) Except as otherwise provided in this Lease, no awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Except for Building Grade window coverings, no drapes, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Premises, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color and attached in the manner approved by Landlord. Notwithstanding the foregoing, and notwithstanding any provision of this Lease to the contrary, Tenant, from time to time, will be permitted to install floor to ceiling drapes on the exterior windows of the Premises; said drapes shall be submitted to Landlord for Landlord's approval.

(24) No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

(25) All contractors and/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This rule shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval, which approval shall not be unreasonably withheld. This rule shall not apply in situations governed by the Work Letter Agreement attached to this Lease.

                                   EXHIBIT D
                                January 9, 2002

                               LEGAL DESCRIPTION

A tract in the North 1/2 of the Northwest 1/4 of Section 16, Township 29 South, Range 18 East, Hillsborough County, Florida, described as follows: From the Southwest corner of the Northeast 1/4, run North 0041'39" East 605.01 feet; thence South 8940'54" East 621.62 feet for a Point-of-Beginning: Thence North 30 West 441.96 feet to the Southeasterly right-of-way line of State Road No. 589; run thence Northeasterly along said right-of-way line (100.0 feet from centerline) to a point 100.00 feet West of the East boundary of the Northwest 1/4 Section 16, Township 29 South, Range 18, East; thence run South 0014'53" West 628.65 feet; thence North 8940'54" West 614.74 feet to the Point-of-Beginning

                                   EXHIBT A-1
                                January 9, 2002

                        THE ADDITIONAL SPACESECOND FLOOR

                   The Additional Space as outlined in Green
                    The Existing Premises as outlined in Red